Exhibit 99.1

Wave Life Sciences Reports First Quarter 2026 Financial Results and Provides Business Update

With recent FDA acceptance of the Phase 2a multidose portion of INLIGHT trial of WVE-007 (INHBE GalNAc-siRNA) in individuals with higher BMI, with and without type 2 diabetes, this portion of the trial remains on track to initiate in 2Q 2026

Combination and maintenance trials of WVE-007 on track to initiate in 2026

Data from RestorAATion-2 trial of WVE-006 (GalNAc-RNA editing) in AATD (including 400 mg monthly dose and 600 mg single dose cohorts) to be presented at an investor webcast during the ATS International Conference in May 2026

Regulatory feedback on accelerated approval pathway for WVE-006 continues to be expected mid-2026

CTA submission for WVE-008 (GalNAc-RNA editing for PNPLA3 I148M liver disease) on track for 2026

Well capitalized with cash and cash equivalents of $544.6 million as of March 31, 2026 and expected cash runway into 3Q 2028

Investor conference call and webcast at 8:30 a.m. ET today

CAMBRIDGE, Mass., April 28, 2026 – Wave Life Sciences Ltd. (Nasdaq: WVE), a clinical-stage biotechnology company focused on unlocking the broad potential of RNA medicines to transform human health, today announced financial results for the first quarter ended March 31, 2026, and provided a business update.

“We’re accelerating WVE-007 to the next stages of development following the improvements in body composition already observed in the Phase 1 portion of our INLIGHT trial, including profound reductions in harmful visceral fat, along with favorable safety and potential for once to twice yearly dosing,” said Paul Bolno, MD, MBA, President and Chief Executive Officer at Wave Life Sciences. “This quarter, we expect to initiate the Phase 2a portion of INLIGHT in individuals with higher BMI and excess fat. Given WVE-007’s mechanism of targeted lipolysis, we believe this portion of the study can deliver even more pronounced improvements in body composition. Importantly, we’ve designed the Phase 2a study to assess additional biomarkers of cardiometabolic health, which will inform WVE-007’s broad potential across obesity and multiple indications, including MASH, type 2 diabetes, and cardiovascular disease. We also plan to rapidly initiate investigation of WVE-007 in both the combination and maintenance settings soon thereafter.”

Dr. Bolno added, “We continue to make significant progress advancing our RNA editing pipeline led by WVE-006 for AATD. Clinical data from our ongoing RestorAATion-2 trial of WVE-006 has already demonstrated the potential to provide a much-needed new therapeutic option. By correcting the root cause of disease, WVE-006 restores dynamic AAT production to address lung manifestations and lowers harmful Z-AAT to address liver manifestations of the disease, with a therapy that is well-tolerated, non-permanent, and highly specific. WVE-006 also avoids delivery with LNPs and collateral bystander edits and indels associated with DNA base editing. In May, we expect to highlight data from our RestorAATion-2 trial, including results from our less frequent, 400 mg monthly dose and 600 mg single dose cohorts. We remain on track to receive regulatory feedback on a potential accelerated approval pathway for WVE-006 mid-year. Building on our clinical success in RNAi and RNA editing, we are advancing WVE-008, as well as a pipeline of additional hepatic and extra-hepatic siRNAs and AIMers.”

Recent Business Highlights and Expected Milestones

Obesity

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WVE-007 is an investigational GalNAc-siRNA (SpiNA design) designed to silence INHBE mRNA to induce fat loss without muscle loss, a promising therapeutic strategy to treat obesity with strong evidence from human genetics. WVE-007 is being evaluated in the ongoing placebo-controlled INLIGHT clinical trial.

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Phase 1 INLIGHT: In March 2026, Wave announced interim results from the ongoing Phase 1, single-ascending dose portion of its INLIGHT trial in healthy individuals with overweight or obesity (average BMI of ~32 kg/m2, a population with less fat and lower BMI than those in Phase 2 and Phase 3 obesity studies), which showed further improvements in body composition at six months following a single dose of WVE-007. WVE-007 continued to be generally safe and well tolerated. At six-month follow-up, a single 240 mg dose of WVE-007 demonstrated continued total body fat reduction (-5.3%) with muscle preservation (+2.4%), as well as clinically meaningful reductions in visceral fat (-14.3%; p<0.05) and waist circumference (-3.3%) – exceeding the 5–10% visceral fat reductions that support robust correlations to clinical outcomes (lower risk of MASH, T2D, and CVD)[1]. Preservation of muscle is a key differentiator from incretin treatments and is linked to health benefits including higher basal metabolic rate, improved insulin sensitivity, and prevention of weight regain. Activin E reductions were robust and durable and continue to support potential for once or twice-yearly dosing.

•	Additional data from INLIGHT, including data from the 600 mg Phase 1 SAD cohort, are expected in 2026.

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Phase 2a INLIGHT: The U.S. Food and Drug Administration (FDA) has accepted the Phase 2a multidose portion of INLIGHT trial of WVE-007 (INHBE GalNAc-siRNA) in individuals with higher BMI (35-50 kg/m2) with and without type 2 diabetes. This placebo-controlled (3:1) portion of the trial will include multiple assessments over a 12-month period, including body weight, waist circumference, body composition (MRI and DEXA), liver fat (MRI-PDFF), HbA1c, lipid levels, CRP, and muscle function, with a first assessment at three months following the first dose. Data from the Phase 2a study will inform further development of WVE-007 in obesity, as well as in MASH, type 2 diabetes, and cardiovascular disease.

•	Wave is on track to initiate the Phase 2a portion of INLIGHT in the second quarter of 2026.

•	Combination with incretin and post-incretin maintenance studies of WVE-007 are expected to initiate in 2026.

AATD (Alpha-1 antitrypsin deficiency)

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WVE-006 is an investigational GalNAc-conjugated, subcutaneously delivered, RNA editing oligonucleotide (AIMer) for AATD. The RestorAATion-2 clinical trial is fully enrolled through the 600 mg cohort, and dosing is complete in the single dose portion.

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Clinical data from the 200 mg (single and biweekly) and 400 mg (single dose) cohorts of the ongoing RestorAATion-2 clinical trial have demonstrated WVE-006 achieved key AATD treatment goals by recapitulating an MZ-like phenotype, characterized by basal AAT levels above 11 µM, wild-type M-AAT above 50% of total AAT, reduction of Z-AAT protein, and dynamic AAT production during an acute phase response. These data will be included at multiple upcoming medical meetings including in a late-breaking oral presentation at the American Thoracic Society (ATS) International Conference (Dr. Kenneth R. Chapman, MsC, MD, FRCPC, FACP, FERS, Department of Medicine, University of Toronto) on May 18, 2026 and in an oral presentation at the European Association for the Study of the Liver (EASL) Congress (Dr. Pavel Strnad, MD, Professor of Translational Gastroenterology and Senior Physician at the University Hospital Aachen, Department of Medicine III) on May 29, 2026.

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Wave will hold an investor conference call and webcast at 5:30 p.m. ET on May 18, 2026 to highlight its AATD program, including new clinical data from the 400 mg multidose cohort and 600 mg single dose cohort of RestorAATion-2. Wave also expects to share data from the 600 mg multidose cohort in the second half of 2026.

•	Wave expects to receive regulatory feedback on a potential accelerated approval pathway mid-2026.

PNPLA3 I148M liver disease

•	WVE-008: Wave is building on its clinical success in RNA editing by advancing WVE-008, a GalNAc-conjugated AIMer for homozygous PNPLA3 I148M liver disease.

•	Wave will highlight preclinical data supporting WVE-008 in a poster presentation at the EASL Congress.

•	Clinical trial application (CTA) filing for WVE-008 is on track for 2026.

DMD (exon 53)

•	WVE-N531: Wave remains on track to file a New Drug Application (NDA) in 2026 to support accelerated approval of WVE-N531 with monthly dosing.

Bifunctional modality

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Wave is applying learnings from across its platform and chemistry optimization to investigate new bifunctional modalities which combine RNAi and RNA editing or dual RNAi silencing into a single oligonucleotide construct. These constructs are designed to silence multiple targets or silence one target while simultaneously editing or upregulating another distinct target. Wave expects to provide further updates on its bifunctional modality in 2026.

Financial Highlights

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Cash and cash equivalents were $544.6 million as of March 31, 2026, compared to $602.1 million as of December 31, 2025. Wave expects that its current cash and cash equivalents will be sufficient to fund operations into the third quarter of 2028. Potential future milestone and other payments to Wave under its GSK collaboration are not included in its cash runway.

•	Revenue recognized was $38.2 million for the first quarter of 2026 as compared to $9.2 million in the prior year quarter.

•	Research and development expenses were $47.4 million in the first quarter of 2026 as compared to $40.6 million in the same period in 2025.

•	General and administrative expenses were $22.1 million in the first quarter of 2026 as compared to $18.4 million in the same period in 2025.

•	Net loss was $26.1 million for the first quarter of 2026 as compared to a net loss of $46.9 million in the prior year quarter.

Investor Conference Call and Webcast

Wave will host an investor conference call today at 8:30 a.m. ET to review the first quarter 2026 financial results and pipeline updates. A webcast of the conference call can be accessed by visiting “Investor Events” on the investor relations section of the Wave Life Sciences website: https://ir.wavelifesciences.com/events-publications/events. Analysts planning to participate during the Q&A portion of the live call can join the conference call at the audio-conferencing link here. Following the live event, an archived version of the webcast will be available on the Wave Life Sciences website.

About Wave Life Sciences

Wave Life Sciences (Nasdaq: WVE) is a biotechnology company focused on unlocking the broad potential of RNA medicines to transform human health. Wave’s RNA medicines platform, PRISM®, combines multiple modalities, chemistry innovation and deep insights in human genetics to deliver scientific breakthroughs that treat both rare and common disorders. Its toolkit of RNA-targeting modalities, including RNAi (SpiNA) and RNA editing (AIMers), provides Wave with unmatched capabilities for designing and sustainably delivering candidates that optimally address disease biology. Wave’s pipeline is focused on its obesity (WVE-007), alpha-1 antitrypsin deficiency (WVE-006) and PNPLA3 I148M liver disease (WVE-008) programs, and also includes clinical programs in Duchenne muscular dystrophy and Huntington’s disease, as well as several preclinical programs utilizing the company’s versatile RNA medicines platform. Driven by the calling to “Reimagine Possible,” Wave is leading the charge toward a world in which human potential is no longer hindered by the burden of disease. Wave is headquartered in Cambridge, MA. For more information on Wave’s science, pipeline and people, please visit www.wavelifesciences.com and follow Wave on X and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, concerning our goals, beliefs, expectations, strategies, objectives and plans, and other statements that are not necessarily based on historical facts, including statements regarding the following, among others: the anticipated initiation, timing, design, progress, data and announcements related to our clinical trials, including interactions with and feedback from regulators and any potential registrational submissions based on these data; the future performance and results of our programs in clinical trials, including the anticipated therapeutic benefits of such programs, and our expectations with respect to how our clinical data may predict success for our future therapeutic candidates and data readouts; the potential commercialization of our programs the potential size of the markets that our therapeutics may address; preclinical activities and programs and their potential to transition into clinical-stage programs, and the timing, progress and announcement of such events; the progress and potential benefits, including the potential achievement of milestones, of collaborations and strategic partnerships; the expected benefits of our stereopure oligonucleotides compared with stereorandom oligonucleotides; the breadth and versatility of our PRISM® drug discovery and development platform; the potential benefits of our RNA-targeting modalities, including RNAi (SpiNA), RNA editing (AIMers), and our bifunctional modalities; the potential for certain of our programs to be best-in-class or first-in-class, or to change the existing treatment paradigm or show substantial benefits over existing standards of care; our financial performance, including the anticipated duration of our cash runway and our ability to fund future operations; our intended uses of capital; and our expectations regarding the impact of any potential global macro events on our business. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual results to differ materially from those indicated by these forward-looking statements as a result of these risks, uncertainties and important factors, including, without limitation, the clinical results and timing of our programs, which may not support further development of our product candidates; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; our effectiveness in managing current and future clinical trials and regulatory processes; the continued development and acceptance of nucleic acid therapeutics as a class of drugs; our ability to demonstrate the therapeutic benefits of our stereopure candidates in clinical trials, including our ability to develop candidates across multiple therapeutic modalities; our ability to obtain, maintain and protect intellectual property; our ability to fund our operations and to raise additional capital as needed; competition from others developing therapies for similar uses; and any impacts on our business as a result of or related to any global economic uncertainty or market disruptions, as well as the other risks and uncertainties described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as amended, and in other filings we make with the SEC from time to time. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We undertake no obligation, except to the extent required by law, to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Contact:

Kate Rausch

VP, Corporate Affairs and Investor Relations

+1 617-949-4827

Investors:

James Salierno

Director, Investor Relations

+1 617-949-4043

InvestorRelations@wavelifesci.com

Media:

Katie Sullivan

Senior Director, Corporate Communications

+1 617-949-2936

MediaRelations@wavelifesci.com

[1]

Gabriely et al., Diabetes 2002; Campos et al., Diabetes & Vascular Disease Research 2019; Huang et al., Front Endocrinol 2023.; Cesaro et al., Front Cardiovasc Med 2023; Khawaja et, al., Curr Cardiol Rep 2024; Hiuge-Shimizu et al., J Atheroscler Thromb 2011.; Liao et al., PLoS ONE 2023; Jung et al., Endocrinol Metab 2020; Hanlon & Yuan, Clin Liver Dis 2021.; Liao et al., PLoS ONE 2023; Jung et al., Endocrinol Metab 2020

WAVE LIFE SCIENCES LTD.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$544,591	$602,068
Accounts receivable	—	1,276
Prepaid expenses	13,225	8,395
Other current assets	3,456	3,075

Total current assets	561,272	614,814

Long-term assets:
Property and equipment, net of accumulated depreciation of $50,352 and $49,522 as of March 31, 2026 and December 31, 2025, respectively	7,077	7,405
Operating lease right-of-use assets	10,994	12,458
Restricted cash	3,815	3,806
Other assets	386	16

Total long-term assets	22,272	23,685

Total assets	$583,544	$638,499

Liabilities, Series A preferred shares, and shareholders’ equity
Current liabilities:
Accounts payable	$19,064	$15,700
Accrued expenses and other current liabilities	13,043	26,564
Current portion of deferred revenue	9,396	44,440
Current portion of operating lease liability	8,328	8,361

Total current liabilities	49,831	95,065

Long-term liabilities:
Deferred revenue, net of current portion	14,596	7,798
Operating lease liability, net of current portion	7,387	9,405

Total long-term liabilities	21,983	17,203

Total liabilities	$71,814	$112,268

Series A preferred shares, no par value; nil and 3,901,348 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	$—	$7,874

Shareholders’ equity:
Ordinary shares, no par value; 192,337,566 and 187,660,263 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	$1,626,879	$1,616,478
Additional paid-in capital	237,428	228,365
Accumulated other comprehensive loss	(254)	(250)
Accumulated deficit	(1,352,323)	(1,326,236)

Total shareholders’ equity	$511,730	$518,357

Total liabilities, Series A preferred shares, and shareholders’ equity	$583,544	$638,499

The accompanying notes are an integral part of the consolidated financial statements.

WAVE LIFE SCIENCES LTD.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue	$38,246	$9,175

Operating expenses:
Research and development	47,440	40,622
General and administrative	22,104	18,357

Total operating expenses	69,544	58,979

Loss from operations	(31,298)	(49,804)

Other income, net:
Interest income	5,291	2,875
Other income (expense), net	(80)	51

Total other income, net	5,211	2,926

Loss before income taxes	(26,087)	(46,878)
Income tax benefit	—	—

Net loss	$(26,087)	$(46,878)

Net loss per share attributable to ordinary shareholders—basic and diluted	$(0.13)	$(0.29)

Weighted-average ordinary shares used in computing net loss per share attributable to ordinary shareholders—basic and diluted	200,167,869	162,572,026

Other comprehensive income (loss):
Net loss	$(26,087)	$(46,878)
Foreign currency translation gain (loss)	(4)	58

Comprehensive loss	$(26,091)	$(46,820)

The accompanying notes are an integral part of the consolidated financial statements.